UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 30, 2017 (August 28, 2017)

AMERICAN EDUCATION CENTER, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-201029	38-3941544
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Wall Street, 8th Fl. New York, NY, 10005
(Address of Principal Executive Offices)

+212-825-0437

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Departure of Chief Executive Officer

On August 29, 2017, Mr. Jonathan F. McKeage left his position as the Chief Executive Officer (“CEO”) of American Education Center, Inc., a Nevada corporation (the “Company”), because Mr. McKeage’s Employment Agreement with the Company ended on August 28, 2017. Mr. McKeage will remain as a senior advisor of the Company, assisting Mr. Max Pu Chen, Chairman and Sole Director of the Company in the implementation of the its strategic and business plan.

Appointment of new Chief Executive Officer

On August 28, 2017, Mr. Max Pu Chen, the current Chief Financial Officer (“CFO”), President, Chairman and Sole Director of the Company, was appointed by the Board of Directors of the Company (the “Board”) to serve as the Company’s CEO, effective on August 29, 2017. The Company entered into an Employment Agreement with Mr. Chen on August 29, 2017 for a term of three-year period that renews annually unless terminated by either party. Pursuant to the Employment Agreement, Mr. Chen shall receive an annual base salary of $180,000, payable monthly for serving as the Company’s CEO. During the term of his employment, Mr. Chen is entitled to participate in the Company’s benefit plans.

The Employment Agreement is qualified in their entirety by reference to the complete text of the Employment Agreement which is filed hereto as Exhibit 10.1.

Mr. Chen has served as the Sole Director, Chairman of the Board, President, Chief Financial Officer and Secretary of the Company since May 2014. Mr. Chen is also the Executive Director of the US-China Higher Education Alliance. He had previously served as the President, and sole Director of American Education Center, Inc., a New York corporation and now a wholly owned subsidiary of the Company, since its inception in 1999 to May 2014. Mr. Chen holds a bachelor’s degree from Sichuan Normal University Department of Foreign Language. Mr. Chen holds an M&R Management Certificate from Harvard Business School.

Certain Relationships and Related Party Transactions

Mr. Chen does not have any family relationship with any other director or executive officer of the Company.

The following are transactions, since January 1, 2016, the beginning of the Company’s fiscal year, in which the Company was or is a part of, and in which Mr. Chen had or will have a direct or indirect material interest.

The Company conducts certain transactions with Columbia International College (the “CIC”) in the normal course of business, and paid $275,000 and $0 for consulting services for the year ended December 31, 2016 and for the six months ended June 30, 2017, respectively; with accounts receivable for an amount due from CIC of $21,500 as of June 30, 2017. Mr. Chen has a 34% interest in CIC.

The Company has also paid Mr. Chen, pursuant to an employment agreement dated August 1, 2014 regarding his position as the Company’s CFO, $36,000 and $18,000 for the year ended December 31, 2016 and for the six months ended June 30, 2017, respectively.

ITEM 9.01	EXHIBITS

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement with Max P. Chen dated August 28, 2017
99.1	Press Release dated August 30, 2017

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EDUCATION CENTER, INC.

Dated: August 30, 2017
	By:	/s/ Max P. Chen
	Name:	Max P. Chen
	Title:	Chief Executive Officer, President, Chairman, Sole Director, Chief Financial Officer and Secretary